UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
June 15, 2017
Date of Report (Date of earliest event reported)

MAXIM INTEGRATED PRODUCTS, INC.
(Exact name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	001-34192 (Commission File Number)	94-2896096 (I.R.S. Employer I. D. No.)

160 Rio Robles
San Jose, California 95134
(Address of Principal Executive Offices including Zip Code)

(408) 601-1000
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

o Emerging growth company
o If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01 Entry into a Material Definitive Agreement.

On June 15, 2017, Maxim Integrated Products, Inc. (the “Company”) completed a public offering of $500 million aggregate principal amount of the Company’s 3.450% Senior Notes due 2027. The Notes are governed by an Indenture, dated as of June 10, 2010 (the “Base Indenture”), as supplemented by a Supplemental Indenture, dated as of June 15, 2017 (the “Fourth Supplemental Indenture”), each between the Company and Wells Fargo Bank, National Association, as trustee (as so supplemented, the “Indenture”).
The Notes are unsecured and unsubordinated obligations of the Company and rank equally with all of the Company’s existing and future unsecured and unsubordinated obligations. Interest on the Notes will be payable semiannually in arrears on June 15 and December 15 of each year beginning on December 15, 2017.
Prior to March 15, 2027, the Company may redeem all or a portion of the Notes at its option at any time or from time to time at a redemption price equal to the greater of:

•	100% of the principal amount plus accrued and unpaid interest to, but excluding, the redemption date; and

•
the sum of the present values of the remaining scheduled payments of principal and interest (exclusive of interest accrued to the redemption date) discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined in the Indenture) plus 20 basis points, plus accrued and unpaid interest on the principal amount being redeemed to, but excluding, the redemption date.

On or after March 15, 2027, the Company may redeem all or a portion of the Notes at any time or from time to time at a redemption price equal to 100% of the principal amount plus accrued and unpaid interest to, but excluding, the redemption date.
The net proceeds of this offering were approximately $495.1 million after deducting the underwriting discounts and estimated offering expenses payable by the Company. The Company intends to use the net proceeds from the offering for general corporate purposes. The Notes were offered and sold by the Company pursuant to its registration statement on Form S-3 (File No. 333-213110) (the “Registration Statement”).
The foregoing description of the Indenture does not purport to be complete and is qualified in its entirety by reference to the full text of the Base Indenture, which is filed as Exhibit 4.4 to the Company’s Registration Statement, filed on June 10, 2010, and to the full text of the Fourth Supplemental Indenture, which is filed as Exhibit 4.1 hereto. Each of the foregoing documents is incorporated by reference herein.
In connection with the offering of the Notes, the Company is filing as Exhibit 5.1 hereto an opinion of counsel addressing the validity of the Notes. Such opinion is incorporated by reference into the Registration Statement.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description
4.1	Fourth Supplemental Indenture, dated as of June 15, 2017, between Maxim Integrated Products, Inc. and Wells Fargo Bank, National Association, as trustee.
5.1	Opinion of Weil, Gotshal & Manges LLP.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
Date: June 20, 2017

MAXIM INTEGRATED PRODUCTS, INC.

By:/s/ Bruce E. Kiddoo

Bruce E. Kiddoo Senior Vice President, Chief Financial Officer and Chief Accounting Officer

EXHIBIT INDEX

Exhibit	Description
4.1	Fourth Supplemental Indenture, dated as of June 15, 2017, between Maxim Integrated Products, Inc. and Wells Fargo Bank, National Association, as trustee.
5.1	Opinion of Weil, Gotshal & Manges LLP.